UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2009

Mirant Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16107	20-3538156
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 579-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced in a Current Report on Form 8-K of Mirant Corporation (the “Company”) filed on May 11, 2009 (the “Prior Form 8-K”), the contents of which are hereby incorporated by reference, Thomas E. Legro, Senior Vice President, Controller and Principal Accounting Officer, will leave the Company, effective on August 31, 2009.

On August 26, 2009, the Company agreed with Mr. Legro to modify the number of equity awards that he will forfeit upon separation, which was previously disclosed in the Prior Form 8-K. As previously disclosed, Mr. Legro will receive payments and benefits in accordance with Section 5(a) of his employment agreement in connection with his separation from service; provided, however, that he has now agreed to forfeit 1/3 (instead of 2/3) of the restricted stock units and stock options granted to him on March 3, 2009, which otherwise would have vested automatically. Accordingly, 2/3 of the March 3, 2009 restricted stock units and 2/3 of the stock options granted to him will vest in full pursuant to the terms of his employment agreement, and the remainder will be forfeited to the Company. The payments and benefits that the Company will owe to Mr. Legro pursuant to his employment agreement are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 27, 2009 under the caption “Executive Compensation—Potential Payments Upon Termination.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2009

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)